PRE-PAID LEGAL SERVICES, INC.
                             STOCK OPTION AGREEMENT

     (David A. Savula - Second Quarter 1998 Production and Recruiting Goals)

         This Stock Option Agreement ("Agreement") is made effective as of the 3rd day of April, 1998 between Pre-Paid Legal Services, Inc., an Oklahoma corporation (the "Corporation"), and David A. Savula (the "Holder").

         In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Grant of Stock Option. The Corporation hereby grants to Holder the right and option (the "Option") to purchase an aggregate of Five Thousand (5,000) shares of Common Stock, par value $.01 per share, of the Corporation on the terms and conditions herein set forth.

         2. Purchase Price. The purchase price of the shares of Common Stock subject to the Option shall be $34.13 per share (the fair market value of the Common Stock on the effective date hereof).

         3. Vesting of Option. The Option shall vest, if at all, as of the date upon which the Corporation determines that the criteria set forth in Exhibit "A" attached hereto have been satisfied and shall thereafter be exercisable and may be exercised in all or in part from time to time during the term of the Option. In no event shall the Option vest or become exercisable if such criteria are not satisfied within the applicable time period.

         4. Expiration Date. The Option shall expire and any rights of the Holder to exercise the Option shall cease on the date three (3) years after the date of this Agreement.

         5. Non-transferability. The Option shall not be assignable or transferable by the Holder, except by will or by the laws of descent and distribution. During the life of the Holder, the Option shall be exercisable only by him.

         6. Changes in Capital Structure. The aggregate number of shares of Common Stock covered by the Option, and the price per share thereof, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares, in each case effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

         7. Exercise of Option. Subject to the terms and conditions of this Agreement, the Option or any portion thereof may be exercised, to the extent then exercisable, by written notice to the Corporation, Pre-Paid Legal Services, Inc., 321 East Main Street, Post Office Box 145, Ada, Oklahoma 74820, attention of the Secretary. Any such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, shall be signed by Holder or other permitted person exercising the Option, and shall be accompanied by payment in full of the applicable purchase price by certified or by cashier's check payable to the Corporation; or, unless otherwise determined by the Board of Directors, the purchase price may be paid in property, including shares of common stock of the Corporation (provided such shares have been owned by the Holder for at least six months). As soon as practicable after the date of exercise and receipt of the purchase price, a certificate or certificates for the shares as to which the options shall have been so exercised, registered in the name of Holder, shall be issued by the Corporation. All shares issued as provided herein will be fully paid and nonassessable.

         8. Compliance with Laws. Notwithstanding any provision hereof, the obligation of Corporation to sell and deliver shares pursuant to this Agreement shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies or national securities exchanges as may be required. Holder shall not exercise any portion of the Option and the Corporation shall not be obligated to issue any shares under the Option if the exercise thereof or the issuance of the shares thereunder shall constitute a violation by Holder or the Corporation of any applicable law or regulation. The Corporation may require as a condition to the issuance of any shares of Common Stock upon exercise of an option that Holder remit an amount sufficient, in the Corporation's opinion, to satisfy applicable FICA, federal, state or other withholding tax requirements, if any, related to the exercise of the Option.

         9. Rights as a Shareholder. Holder shall have no rights as a shareholder with respect to any shares covered by the Option until the date of issuance of a stock certificate to him for any such shares.

         10. Governing Law. This Agreement shall be subject to, and governed by, the laws of the State of Oklahoma irrespective of the fact that one or more of the parties now is, or may become, a resident of a different state.

         11. Counterpart Execution. This Agreement may be executed in multiple counterparts and shall constitute one agreement when a counterpart has been executed by each party.

         Executed as of the day and year first above written.

                                                "CORPORATION"

                                                PRE-PAID LEGAL SERVICES, INC.,
                                                an Oklahoma corporation

                                                By: /s/ HARLAND C. STONECIPHER
                                                -------------------------------
                                                Name: Harland C. Stonecipher
                                                Title: Chairman

                                                "HOLDER"

                                                /s/ DAVID A. SAVULA
                                                -------------------------------
                                                David A. Savula

                                   EXHIBIT "A"
                                   -----------


The Option shall vest and become exercisable if, and only if, four (4) or more Regional Vice Presidents of the Company meet or exceed the production and recruiting goals established by the Company for the period from March 30, 1998 to June 26, 1998.